CERTIFICATION OF

CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Yearly Report on Form 10-KSB of Caibs International Holding, Inc. for the year ending December 31, 2005, I, Lord Dr. Masaaki Ikawa, Chief Executive Officer and Chief Financial Officer of Caibs International Holding, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Yearly Report of Form 10-KSB for the year ending December 31,2005, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in such Yearly Report on Form 10-KSB for the year ended December 31, 2005, fairly represents in all material respects, the financial condition and results of operations of Caibs International Holding, Inc.

Date: May 15, 2006

CAIBS INTERNATIONAL HOLDING, INC.

By: /s/ Lord Dr. Masaaki Ikawa
Lord Dr. Masaaki Ikawa Chief Executive Officer, Chief Financial Officer